UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 15, 2022

ZEVIA PBC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40630	86-2862492
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15821 Ventura Blvd., Suite 145, Encino, CA		91436
(Address of Principal Executive Offices)		(Zip Code)

(855) 469-3842

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ZVIA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2022, Zevia PBC (the “Company”) announced that Padraic “Paddy” Spence, Chair of the Board of Directors (the “Board”) and Chief Executive Officer (“CEO”) of the Company, will step down as CEO effective August 1, 2022. Following such date, Mr. Spence will continue to serve on the Board as Non-Executive Chair, and beginning January 1, 2023, Mr. Spence will receive the standard non-employee director compensation under the Company’s director compensation policy.

In connection with Mr. Spence’s decision to step down from the position of CEO, and consistent with the succession plan developed and approved by the Board, the Board appointed Amy Taylor, the Company’s current President and a member of the Board, to serve as CEO, effective August 1, 2022 (the “Transition Effective Date”). Following such date, Ms. Taylor will continue to serve as President and as a member of the Board.

Ms. Taylor, 50, has served as the Company’s President and member of the Board since the completion of the Company’s initial public offering (the “IPO”). She previously served as a member of the Zevia LLC board of directors from March 2021 through the date of the IPO. From February 2000 to July 2020, Ms. Taylor served in various roles at Red Bull, an energy drink company, including as President and Chief Marketing Officer from 2018 to 2020, Executive Vice President and General Manager for the East Business Unit from 2012 to 2018, and Vice President of Marketing from 2007 to 2012. During her time at Red Bull, she led the brand’s overall strategic marketing and positioning in the United States, and drove sales and marketing collaborations across 12 regions to deliver record-level growth and market share. Prior to joining Red Bull, Ms. Taylor worked in sports marketing for six years. Ms. Taylor earned her B.A. from James Madison University and has completed the Executive Development Program at the Wharton School of the University of Pennsylvania.

There are no family relationships between Ms. Taylor and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K other than as disclosed in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 22, 2022.

In connection with her appointment, the Company entered into a promotion letter with Ms. Taylor (the “Promotion Letter”) and amended and restated Ms. Taylor’s severance agreement with the Company (the “Severance Agreement”), each to be effective as of the Transition Effective Date. Under the Promotion Letter, Ms. Taylor will receive: (i) an annual base salary of $600,000; (ii) relocation reimbursement of up to $50,000, grossed up to cover the applicable tax withholdings; (iii) a $200,000 retention bonus, which is subject to repayment as to the full retention bonus upon a termination for Cause (as defined in the Severance Agreement) or a resignation without Good Reason (as defined in the Severance Agreement) on or prior to August 1, 2023 and repayment as to one-half if such a termination occurs after August 1, 2023, but on or prior to August 1, 2024; (iv) target annual bonus of 100% of base salary for 2022; and (v) eligibility to receive a long-term incentive award for 2023 with the size of such award equal to the lesser of: (a) 1% of the outstanding equity of Company or (b) a grant date fair value equal to $1.8 million.

The Severance Agreement provides for severance benefits in the event Ms. Taylor is terminated by the Company without Cause or resigns for Good Reason (each a “Qualifying Termination”). Subject to execution of a release of claims in favor of the Company, upon a Qualifying Termination, Ms. Taylor will be eligible to receive the following severance benefits: (i) the sum of Ms. Taylor’s base salary and her target annual bonus, payable in installments over 12 months (or, if the Qualifying Termination occurs prior to December 31, 2023, 150% of Ms. Taylor’s base salary plus her target annual bonus, payable in installments over 18 months); (ii) partially subsidized COBRA premiums for the 12-month period following termination; (iii) a pro-rata annual bonus for the year in which such Qualifying Termination occurs payable at the time bonuses are paid to other executives; and (iv) any earned but unpaid annual bonus for the year prior to the year of termination payable at the time bonuses are paid to other executives. However, if the Qualifying Termination occurs within 18 months following a change in control of the Company, in lieu of clause (i) above, Ms. Taylor would receive a lump sum severance payment equal to (a) 200% of her base salary plus (b) her target annual bonus.

In addition, the Company approved the grant of 463,745 stock options to Ms. Taylor effective as of the Transition Effective Date. One-half of the stock options will have an exercise price equal to the closing price on the Transition Effective Date, and one-half of the stock options will have a premium exercise price of $7.50 (or the closing price on the Transition Effective Date, if greater). The stock options will vest in four equal annual installments.

Further information about Mr. Spence’s decision to step down from the position of CEO and the appointment of Ms. Taylor is included in the Company’s press release issued on June 16, 2022, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1	Zevia PBC Press Release dated June 16, 2022
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZEVIA PBC

Date: June 16, 2022	/s/ LORNA R. SIMMS
	Name:	Lorna R. Simms
	Title:	SVP, General Counsel and Corporate Secretary